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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                                    Jurisdiction                        Holder of
Name                                        Of Incorporation/Organization           Outstanding Stock
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
BancorpSouth Bank                                   Mississippi                      BancorpSouth, Inc.

Personal Finance Corporation                        Mississippi                      BancorpSouth Bank

Century Credit Life Insurance Company               Mississippi                      BancorpSouth Bank

BancorpSouth Insurance Services, Inc.               Mississippi                      BancorpSouth Bank

BancorpSouth Investment Services, Inc.              Mississippi                      BancorpSouth Bank

BancorpSouth Municipal Development                  Arkansas                         BancorpSouth Bank
Corporation

BancorpSouth Capital Trust I                        Delaware                         BancorpSouth, Inc.
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